Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 24, 2022, with respect to the financial statements and supplemental information included in the Annual Report of DRiV 401(k) Retirement Savings Plan on Form 11-K for the year ended December 31, 2021. We consent to the incorporation by reference of said report in Registration Statements of Tenneco Inc. on Form S-8 (File No’s. 333-230532 and 333-257439).

/s/ GRANT THORNTON LLP

Chicago, Illinois

June 24, 2022